Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact:	Kelly Malson
Chief Financial Officer
(864) 298-9800

WORLD ACCEPTANCE CORPORATION RECEIVES NASDAQ NOTIFICATION REGARDING LATE FORM 10-K FILING

GREENVILLE, S.C. (July 8, 2013) - World Acceptance Corporation (NASDAQ: WRLD) today announced that on July 2, 2013 it received a notification letter from the Listing Qualifications Department of the NASDAQ Stock Market LLC (“NASDAQ”) advising the Company that, due to its inability to file with the Securities and Exchange Commission (the “SEC”) a complete annual report on Form 10-K for its fiscal year ended March 31, 2013 on a timely basis, the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) for continued listing. This notification was issued in accordance with standard NASDAQ procedures and has no immediate effect on the listing or trading of the Company's common shares on the NASDAQ Global Select Market. The NASDAQ letter indicated that the Company has until September 3, 2013 to submit a plan explaining how it expects to regain compliance, and if NASDAQ approves the Company’s plan, it can grant the Company an extension of up to 180 calendar days from the due date of the Form 10-K (or until December 20, 2013) to regain compliance.

As previously disclosed in the Company’s initial Form 12b-25 filed June 14, 2013, as amended by its Form 12b-25/A filed with the SEC on July 3, 2013, the delay relates to additional support and analysis the Company is undertaking to support its allowance for loan losses. Company expects to file an amendment to its Form 10-K as soon as practicable and intends to do so by July 31, 2013, and thereby regain compliance with the NASDAQ continued listing standards.

About World Acceptance Corporation

World Acceptance Corporation is one of the largest small-loan consumer finance companies, operating 1,203 offices in 13 states and Mexico.  It is also the parent company of ParaData Financial Systems, a provider of computer software solutions for the consumer finance industry.

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WRLD Receives NASDAQ Notification Regarding Late Form 10-K Filing

July 8, 2013

Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 that are based on management’s beliefs and assumptions, as well as information currently available to management.  Statements other than those of historical fact, as well as those identified by the use of words such as “expects,” “intends,” “if,” “can,” “anticipates,” “estimate,” “plan,” “believe,” “may,” “will,” “should,” and any variations of the foregoing and similar expressions, are forward-looking statements.  Although we believe that the expectations reflected in any such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Any such statements are subject to certain risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual financial results, performance, financial condition or stock price may vary materially from those anticipated, estimated, expected or implied by any forward-looking statements.  Among the key factors that could cause our actual financial results, performance, condition or stock price to differ from the expectations expressed or implied in such forward-looking statements are the following: recently enacted, proposed or future legislation and the manner in which it is implemented; the nature and scope of regulatory authority, particularly discretionary authority, that may be exercised by NASDAQ, or by regulators having jurisdiction over the Company’s business or consumer financial transactions generically; the impact of changes in accounting rules and regulations, or their interpretation or application, or determinations made in connection with the preparation or audit of the Company’s financial statements, which could materially and adversely affect the Company’s reported financial statements, or necessitate material delays or changes in the issuance of the Company’s audited financial statements; the Company’s assessment of its internal control over financial reporting and the possibility that such assessment could lead the Company to report one or more material weaknesses in its internal control over financial reporting; changes in interest rates; risks relating to expansion and foreign operations; risks inherent in making loans, including repayment risks and value of collateral; the timing and amount of revenues that may be recognized by the Company; changes in current revenue and expense trends (including trends affecting delinquency and charge-offs); changes in the Company’s markets and general changes in the economy (particularly in the markets served by the Company); and the unpredictable nature of litigation.  These and other risks are discussed in more detail in the “Risk Factors” section and other portions of the Company’s Form 10-K for the fiscal year ended March 31, 2013 as filed with the SEC on June 14, 2013, as amended and supplemented, and in the Company’s other filings made from time to time with the SEC.  The Company does not undertake any obligation to update any forward-looking statements it makes.  The Company is also not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.

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